Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Hansen Medical, Inc.
Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-192216, 333-192218, 333-180547, 333-178930, 333-202837 and 333-205122) and Form S-8 (Nos. 333-187342, 333-159088, 333-168671, 333-172848, 333-178931, 333-150606, 333-143320, 333-138969, 333-194545 and 333-202838) of Hansen Medical, Inc. of our reports dated April 22, 2016, relating to the consolidated financial statements, and the effectiveness of Hansen Medical Inc.’s internal control over financial reporting, which appear in this Form 10-K. Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015.

/s/ BDO USA, LLP

San Jose, California
April 22, 2016